Exhibit 99.1

Ceva, Inc. Appoints Amir Faintuch to its Board of Directors

ROCKVILLE, MD., January 29, 2025 - Ceva, Inc. (NASDAQ: CEVA), the leading licensor of silicon and software IP that enables Smart Edge devices to connect, sense and infer data more reliably and efficiently, today announced the appointment of Amir Faintuch, a seasoned technology executive, to its Board of Directors as an independent director, effective January 24, 2025. This election expands Board membership to eight members, seven of whom are independent.

“We welcome Amir to the Ceva Board,” said Peter McManamon, Chairman of the Board of Ceva. “His extensive experience and deep expertise as a business and technology executive at some of the world’s leading semiconductor companies will provide the Ceva board and management team with valuable insights in leadership and strategy as we embark on our next phase of growth and expansion in the smart edge AI era.”

Mr. Faintuch has served as the Chief Executive Officer of Volumez, a pioneering leader in Data Infrastructure as a Service (DIaaS), since December 2022. Previously, Mr. Faintuch held senior executive management positions spanning technical and business responsibilities at leading technology companies including: GlobalFoundries, where he was Senior Vice President and General Manager of the Computing, Wired Infrastructure and Storage business; Intel Corporation where he served as Senior Vice President and General Manager of Platform Engineering; and Qualcomm, where his roles included President of Qualcomm Atheros. Mr. Faintuch started his corporate career at Texas Instruments where he was responsible for establishing the company’s technical and market leadership in mobile connectivity technologies such as Bluetooth, Wi-Fi, GPS and NFC. Mr. Faintuch holds a bachelor’s degree in economics and business administration from Haifa University in Israel and a dual MBA degree in high technology management from the Kellogg School of Management at Northwestern University and the Recanati Business School at Tel Aviv University.

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About Ceva, Inc.

At Ceva, we are passionate about bringing new levels of innovation to the smart edge. Our wireless communications, sensing and Edge AI technologies are at the heart of some of today’s most advanced smart edge products. From wireless connectivity IPs (Bluetooth, Wi-Fi, UWB and 5G platform IP), to scalable Edge AI NPU IPs and sensor fusion solutions, we have the broadest portfolio of IP to connect, sense and infer data more reliably and efficiently. We deliver differentiated solutions that combine outstanding performance at ultra-low power within a very small silicon footprint. Our goal is simple – to deliver the silicon and software IP to enable a smarter, safer, and more interconnected world. This philosophy is in practice today, with Ceva powering more than 18 billion of the world’s most innovative smart edge products from AI-infused smartwatches, IoT devices and wearables to autonomous vehicles and 5G mobile networks.

Our headquarters are in Rockville, Maryland with a global customer base supported by operations worldwide. Our employees are among the leading experts in their areas of specialty, consistently solving the most complex design challenges, enabling our customers to bring innovative smart edge products to market.

Ceva is a sustainability- and environmentally-conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At Ceva, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Ceva: Powering the Smart Edge™

Visit us at www.ceva-ip.com and follow us on LinkedIn, X, YouTube, Facebook, and Instagram.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of Ceva to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include Mr. McManamon’s statements regarding Mr. Faintuch’s contribution to the Board as Ceva embarks on its next phase of growth and expansion in the smart edge AI era. The risks, uncertainties and assumptions that could cause differing Ceva results include: the effect of intense industry competition; the ability of Ceva’s technologies and products incorporating Ceva’s technologies to achieve market acceptance; Ceva’s ability to meet changing needs of end-users and evolving market demands; the cyclical nature of and general economic conditions in the semiconductor industry; Ceva’s ability to diversify its royalty streams and license revenues; Ceva’s ability to continue to generate significant revenues from the handset baseband market and to penetrate new markets; and general market conditions and other risks relating to Ceva’s business, including, but not limited to, those that are described from time to time in our SEC filings. Ceva assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

For more information, contact:

Yaniv Arieli Ceva, Inc. CFO +972.9.961.3770 yaniv.arieli@ceva-ip.com	Richard Kingston Ceva, Inc. VP Market Intelligence, Investor & Public Relations +1.650.220.1948 richard.kingston@ceva-ip.com